UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Cardica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2012 Bonus

On August 16, 2012 (the “Approval Date”), the Board of Directors (the “Board”) of Cardica, Inc. (“Cardica”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved cash bonuses for the following executive officers, in recognition of both their individual performance and Cardica’s performance during the prior fiscal year:

Name and Position	Cash Bonus
Bernard Hausen, M.D., Ph.D.	$44,640
President and Chief Executive Officer

Frederick Bauer	$22,005
Vice President, Manufacturing & Operations

Bryan Knodel, Ph.D.	$24,300
Vice President, Research & Development

Robert Newell	$22,500
Vice President, Finance and Chief Financial Officer

Stock Option Grants

On the Approval Date, the Board, based upon the recommendation of the Compensation Committee, approved the grant to the following executive officers of the following stock options (the “Options”) to purchase shares of Cardica’s common stock pursuant to its 2005 Equity Incentive Plan:

Shares Subject to
Name	Options
Bernard Hausen, M.D., Ph.D.	80,000

Frederick Bauer	40,000

Bryan Knodel, Ph. D.	40,000

Robert Newell	40,000

The Options have an exercise price of $1.81 per share, which was the closing sales price of Cardica’s common stock as quoted on the Nasdaq Global Market on the Approval Date, the date of grant. The shares subject to the Options vest at a rate of 1/48th per month following the date of grant (the Approval Date) and have a seven-year term, provided the holder continues to provide services to Cardica. If the executive officer’s employment is terminated without cause or the executive officer resigns for good reason in connection with a change of control transaction, 100% of these shares will become vested.

Fiscal 2012 Salaries for Executive Officers

On the Approval Date, the Board, based upon the recommendation of the Compensation Committee, approved changes to the base salaries, retroactively effective as of July 1, 2012, of the following executive officers:

Name	Fiscal 2012 Base Salary
Bernard Hausen, M.D., Ph.D.	$381,300

Frederick Bauer	$254,280

Bryan Knodel, Ph. D.	$275,400

Robert Newell	$270,000

Fiscal 2013 Bonus Plan and Related Target Bonuses for Executive officers

On the Approval Date, the Board, upon recommendation of the Compensation Committee, adopted Cardica’s 2013 Bonus Plan (the “2013 Bonus Plan”). The 2013 Bonus Plan is summarized as follows:

Overview and Purpose

The 2013 Bonus Plan is designed to offer incentive compensation to the Chief Executive Officer, Vice Presidents and director-level employees of Cardica by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives.

Administration

The 2013 Bonus Plan will be administered by the Board with recommendations from the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board for approval any cash incentive awards to officers of Cardica, including any incentive awards to the Chief Executive Officer, under the 2013 Bonus Plan.

Eligibility

The Chief Executive Officer, Vice Presidents and director-level employees of Cardica are eligible to participate in the 2013 Bonus Plan.

Corporate Performance

The 2013 Bonus Plan provides for the payment of cash bonuses or restricted stock units to participants for the achievement of corporate objectives relating to certain financial, product development, clinical and regulatory goals determined by the Compensation Committee.  Other than for the Chief Executive Officer, the Compensation Committee may also consider individual performance. The actual bonuses payable for fiscal 2013 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the objectives, as determined by the Compensation Committee in its discretion. The Board and the Compensation Committee each reserves the right to modify the performance objectives at any time based on business changes during the year.

Target Bonuses

On the Approval Date, the Board, upon recommendation of the Compensation Committee, designated target cash bonus amounts under the 2013 Bonus Plan to Cardica’s executive officers as follows:

Target Bonus
(as a percent of
Name	FY 2013 Base Salary)
Bernard Hausen, M.D., Ph.D.	40%

Frederick Bauer	30%

Bryan Knodel, Ph.D.	30%

Robert Newell	30%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: August 17, 2012	/s/ Robert Y. Newell IV
Robert Y. Newell, IV
Chief Financial Officer